UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2011

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 1.   Registrant’s Business and Operations

Item 1.02.	Termination of a Material Definitive Agreement.

On June 21, 2011, based on its due diligence, Ante5, Inc., a Delaware corporation (the “Company”) terminated its asset purchase agreement (the “5B – IRS Agreement”) with Twin City Technical, LLC, a North Dakota limited liability company and Irish Oil and Gas, Inc. a Nevada corporation (collectively, the “Sellers”), dated April 27, 2011, as permitted by the terms of the agreement.  No penalties or payments were due as a result of the termination of the 5B – IRS Agreement, and the Company had not paid any of the purchase price or issued any shares to the Sellers under the 5B – IRS Agreement.  The Sellers are already shareholders of the Company by virtue of prior sales of mineral leases by them to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

Date:  June 22, 2011
/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer